                                                                  EXHIBIT (d)(6)

           NOTICE OF GUARANTEED DELIVERY FOR SHARES OF COMMON STOCK OF
                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.
               SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                       AND THE OVER-SUBSCRIPTION PRIVILEGE

           PROSPECT STREET HIGH INCOME PORTFOLIO INC. RIGHTS OFFERING

      As set forth in the Fund's Prospectus dated      , 1997 (the "Prospectus")
under "The Offer--Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of Prospect Street High Income Porfolio Inc. Common Stock subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and
must be received prior to 5:00 p.m. New York City time on         , 1997 (the
"Expiration Date").* The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

                           The Subscription Agent is:

                     STATE STREET BANK AND TRUST COMPANY


BY FACSIMILE:                            BY FIRST CLASS MAIL OR EXPRESS MAIL:
(TELECOPIES)                             State Street Bank and Trust Company
(617) 774-4519                           Corporate Reorganization
Confirm by telephone to:                 P.O. Box 9061
(617) 774-4511                           Boston, Massachusetts 02205-8686 U.S.A.

BY EXPRESS MAIL OR OVERNIGHT             BY HAND:
COURIER:                                 State Street Bank and Trust Company
State Street Bank and Trust Company      Corporate Reorganization
Corporate Reorganization                 225 Franklin Street -- Concourse Level
Two Heritage Drive                       Boston, Massachusetts 02110
North Quincy, Massachusetts 02171        U.S.A.
U.S.A.
                                         or

                                         Bank of Boston c/o Boston EquiServe
                                         Corporate Reorganization
                                         55 Broadway -- 3rd Floor
                                         New York, New York 10006
                                         U.S.A.


  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
      VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE,
                      DOES NOT CONSTITUTE A VALID DELIVERY.

      The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.* The Subscription Certificate and full payment must then be delivered by the close of business on the third business day after the Expiration Date* to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.

                          (continued on other side)
----------
* Unless extended by the Fund.

                                  GUARANTEE

      The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the third business day (
, 1997) after the Expiration Date (   , 1997, unless extended) of (i) a properly
completed and executed Subscription Certificate and (ii) payment of the full Subscription Price for shares subscribed for on Primary Subscription and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

-------------------------------------------------------------------------------------
1. Primary            Number of Rights     Number of Primary     Payment to be made
Subscription          to be exercised      Shares requested for  in
                                Rights     which you are         connection with
                      ----------           guaranteeing          Primary
                                           delivery              Shares
                                           of Rights and         $
                                           Payment                -------------------
                                                        Shares
                                           ------------
                                           (Rights x by     )
-------------------------------------------------------------------------------------

2. Over-Subscription                       Number of Over-       Payment to be made
                                           Subscription Shares   in
                                           requested for which   connection with
                                           you are guaranteeing  Over-Subscription
                                           payment               Shares
                                                         Shares  $
                                           -------------          ------------------
-------------------------------------------------------------------------------------

3. Totals             Total Number of
                      Rights to be Delivered            $
                                      Rights             -----------------
                      ---------------                      Total Payment
--------------------------------------------------------------------------------


Method of Delivery of Rights (circle one)   A.  Through The Depository Trust
                                                Company ("DTC")*
                                            B.  Direct to the Subscription Agent

      Please note that if you are guaranteeing for Over-Subscription Shares and are a DTC participant, you must also execute and forward to State Street Bank and Trust Company a Nominee Holder Over-Subscription Certification.


----------------------------------------    ------------------------------------
Name of Firm                                Authorized Signature

----------------------------------------    ------------------------------------
Address                                     Title

----------------------------------------    ------------------------------------
Zip Code                                    Name (Please Type or Print)

----------------------------------------
Name of Registered Holder (If Applicable)

----------------------------------------    ------------------------------------
Telephone Number                            Date

* IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO OBTAIN A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.